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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): January 27, 2006


                               AMBASE CORPORATION
             (Exact name of registrant as specified in its charter)



              Delaware                  1-07265                95-2962743
    (State or other jurisdiction  (Commission File Number)  (I.R.S. Employer
          of incorporation)                                Identification No.)



                        100 PUTNAM GREEN, GREENWICH, CT 06830-6027
              (Address of principal executive offices, including zip code)


                                 (203) 532-2000
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communication s pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).










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     Item 5.02  DEPARTURE  OF  DIRECTORS  OR  PRINCIPAL  OFFICERS;  ELECTION  OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On January 27, 2006, AmBase Corporation (the "Company") announced the appointment of Mr. Philip M. Halpern to the Company's Board of Directors, effective as of January 26, 2006. Mr. Halpern was also appointed as a member of the Company's Accounting and Audit Committee and the Personnel Committee.

     As the Managing Partner at the law firm of Collier, Halpern, Newberg, Nolletti and Bock, LLP, Mr. Halpern has been involved in a number of important legal actions involving the Company from 1996 to 2003. Such legal actions included the Company's defense in the action Marshall Manley vs. AmBase Corporation and prosecution on behalf of the Company in its actions against City Investing Company Liquidating Trust for the N.V. Withholding Obligation Issue and related claims. In addition, Mr. Halpern has been involved in the Company's arbitration proceeding against Zurich SF Holdings, LLC, as well as other legal proceedings for the Company in the United States District Court and Second Circuit Court of Appeals.

     Mr. Halpern's legal expertise and extensive background and knowledge of the Company make him a valuable addition to the Company's Board of Directors.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     AmBase Corporation



By:  /s/ John P. Ferrara
     -------------------------------
     Vice President and Chief Financial Officer and Controller
     (Principal Financial and Accounting Officer)

Dated:  January 27, 2006